Exhibit 10.30

LOAN NUMBER 101091

PROMISSORY NOTE

$23,000,000.00

Savannah, Georgia

August 2, 2007

FOR VALUE RECEIVED, SAVANNAH HOTEL ASSOCIATES, L.L.C., a Virginia limited liability company (“Maker”), promises to pay to the order of MONY LIFE INSURANCE COMPANY, a New York corporation (“Holder”), at its office at 1290 Avenue of the Americas, New York, New York 10104, or at such other place as the Holder may from time to time designate in writing, the principal sum of Twenty-Three Million and 00/100 Dollars ($23,000,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date or dates of disbursement of the aforesaid principal sum at the rate of 6.06% per annum, to be paid in lawful money of the United States of America as follows:

In one hundred twenty (120) successive monthly installments payable on the first day of each calendar month commencing on the first day of the second month following the date of disbursement, the first thirty-six (36) installments to consist of interest only on the outstanding principal sum, the next eighty-three (83) installments thereof to be in the amount of One Hundred Forty Nine Thousand Thirty Four and 00/100 Dollars ($149,034.00) each and applied first to interest on the unpaid principal sum and the balance to be applied to the principal sum, with interest to be calculated on the basis of a 360 day year with 12 months of 30 days each, and the last installment to be in the amount of the entire outstanding principal balance and accrued interest thereon. Maker acknowledges that there will be a substantial principal payment due upon maturity and that Holder shall have no obligation, expressed or implied, to refinance the same. Interest from the date of disbursement hereof to the first day of the next month shall be paid together with the first regular installment of interest hereunder, to the extent not collected at closing.

The principal amount specified at the head of this Note shall be fully funded within twelve (12) months from the date hereof and shall be advanced by Holder to Maker in four, consecutive quarterly draws of not less than $500,000 each; provided, however, that the final draw shall be in an amount necessary to fully fund the principal amount (each such draw being hereinafter referred to as an “Advance”). All draws are conditioned upon satisfaction of the conditions precedent to each Advance set forth in the succeeding paragraph. All draws shall, upon date of advance, be deemed to constitute principal outstanding under this Note.

Unless otherwise specifically waived in writing by the Holder, the following are conditions precedent to the Holder’s obligation to make any Advance:

(a) No default or Event of Default shall exist under this Note or any other Loan Document (hereinafter defined), and no event or condition shall have occurred or shall exist which, but for the passage of time or the giving of notice, shall constitute a default or Event of Default under this Note or any other Loan Document.

(b) The representatives and warranties contained in this Note and the other Loan Documents shall be true and correct in all material respects as if made on the date each such Advance is requested (and the Maker’s request for any Advance shall constitute a re-affirmation by Maker that all of such representations and warranties are true and correct in all material respects on the date of each request for an Advance, as though remade on such date).

(c) There has been no material adverse event or condition affecting the Premises or Maker, which would materially diminish the value of the Premises, impair the ability of the Maker to complete construction of the New Improvements (hereinafter defined), or adversely affect the validity, enforceability or priority of the Loan Documents.

(d) There are no liens, encumbrances, judgments or adverse claims affecting any portion of the Property, except the lien on the Premises created by the Mortgage.

(e) The Maker has furnished to the Holder a requisition for such Advance, accompanied by such invoices, lien waivers, releases, title policy endorsements, and other documents and supporting detail as may be required by the Holder.

(f) The Maker has furnished the Holder with such other approvals, opinions, consents and documents as the Holder may reasonably request.

(g) The Holder need not make any Advance earlier than ten (10) days after its receipt of the requisition therefor, together with all other documentation required hereunder.

(h) Each requisition shall be deemed to constitute a representation and warranty by the Maker that all conditions precedent to the disbursement of loan proceeds by the Holder have been fully satisfied, that no default or Event of Default has occurred or exists, and that no event or condition exists as has occurred which, but for the giving of notice of passage of time, would constitute a default or Event of Default.

(i) Renewal of the Hilton Franchise Agreement for a term of at least ten (10) years and otherwise satisfactory to Holder .

(j) Evidence satisfactory to Holder that each Advance will be used to complete the Hilton PIP requirements per that certain PIP report dated October 18, 2006 and such other improvements being made to the Premises by Maker per that certain 2007 Product Improvement Plan, Master Budget dated April 1, 2007 prepared by MHI Hospitality Corporation (collectively, the “New Improvements).

(k) Evidence satisfactory to Holder of implementation of all recommendations set forth in that certain phase 1 environmental site assessment report dated June 1, 2007, prepared by Land America Assessment Corporation.

(l) The Maker has furnished to Holder (i) a phase II environmental report (the “Phase II”) satisfactory to Holder performed for the purpose of ground water sampling and testing the Premises for any leakage from the approximately 10,000 gallon underground storage tank (“UST”) located at the Premises, and (ii) evidence satisfactory to Holder of completion of all recommendations set forth in the Phase II, including, but not limited to, completion of any and all recommended clean-up, removal and remediation of any leakage found from UST.

Maker shall have no right to prepay, in whole or in part, the principal sum hereof, except Maker shall have the right to prepay in whole (but not in part) the principal sum hereof, together with accrued interest thereon, on any date for the payment of interest hereunder during the sixth (6th) loan year (as hereinafter defined) and thereafter, provided that (a) there shall exist no Event of Default under the provisions of the Mortgage, (b) the Holder hereof shall have received at least thirty (30) days prior written notice of prepayment which notice shall be irrevocable, and (c) the prepayment shall be accompanied by a fee (the “Prepayment Fee”) (which Maker agrees is a fair and reasonable method to compensate Holder for its loss of the benefits of this loan transaction) equal to the greater of (1) one percent (1%) of the amount being prepaid, or (2) an amount computed as follows: (i) the product of the outstanding principal loan balance on the prepayment date (designated as “P” in the formula below) and the amount by which 6.14% (i.e., the interest rate of 6.06% as adjusted for semi-annual payments) exceeds the Base Rate (the yield rate as of the prepayment date for a United States of America treasury obligation having a maturity date substantially contemporaneous with the loan maturity date, designated as “b” in the formula below) shall be divided by two to determine the semi-annual excess of earned interest at the interest rate payable pursuant to the note over the Base Rate, and (ii) the semi-annual excess of earned interest shall be discounted to its present value determined with reference to the number of semi-annual periods then remaining in the loan term (the number of months then remaining in the loan term divided by six and rounded up to the nearest whole number (designated as “n” in the example below) and one-half the Base Rate (to account for the fact the payments are made semi-annually). The formula for computing the prepayment fee is:

1- 1
fee =	(6.14% - b) x P	x	(1 + b/2)[n]
	2		b/2

For purposes of establishing the Base Rate, there shall be utilized the yield to maturity on appropriate (as determined solely by the Holder hereof) U.S. Treasury obligations, either U.S. Treasury Notes or Bills, having maturity dates closest to the maturity date of this Note, as quoted in the Wall Street Journal, or if not so quoted, in some other reputable publication selected by the Holder hereof, on the fifth (5th) business day prior to the date of prepayment. The Prepayment Fee shall be calculated by Holder and shall be binding on Maker absent manifest error. Notwithstanding the foregoing, Maker may prepay, without premium or charge, the whole (but not a part) of the principal sum hereof, on any business day during the final ninety (90) days of the term hereof, provided that the Holder hereof shall have received at least ten (10) business days prior written notice of such prepayment.

Maker agrees that the prepayment fee set forth herein, including the amount and method of calculation, fairly and reasonably compensates Holder for its loss of the benefits of this loan transaction and is consistent with generally accepted lending practices in the state of Georgia. If such prepayment fee is determined to be unreasonable or otherwise unenforceable by a court of competent jurisdiction, then Maker agrees to pay a reduced prepayment fee equal to the maximum amount permitted under applicable law.

The term “loan year” is defined as any period of one year commencing on the date for the payment of the first installment hereunder or on any anniversary of such date.

If the maturity of this Note is accelerated as a result of an Event of Default under the provisions of the Mortgage, the Holder will be damaged because of its loss of the benefits of this loan transaction. Holder and Maker acknowledge that different methods could be used to calculate Holder’s damages, but to avoid any dispute, Maker agrees to pay as fair and reasonable compensation to Holder an acceleration fee in an amount equal to (1) the Prepayment Fee, or (2) if such acceleration occurs prior to the sixth (6th ) loan year, the greater of two percent (2%) of the outstanding principal amount due hereunder or one hundred twenty five percent (125%) of the Prepayment Fee (with the Prepayment Fee computed using the formula applicable during the sixth (6th) loan year).

The whole of the principal sum and interest shall become due and payable at the option of the Holder hereof upon the occurrence of an Event of Default under the provisions of the Mortgage (all of the terms and provisions of such Mortgage being hereby incorporated herein by reference), together with (to the extent permitted under applicable law) costs of collection and attorneys’ fees incurred by the Holder hereof in collecting or enforcing payment thereof, including all costs associated with the default, any workout negotiations, foreclosure and bankruptcy, whether or not suit is filed. The whole of the principal sum and, to the extent permitted by law, any accrued interest shall bear interest from and after maturity, whether or not resulting from acceleration, at a rate per annum equal to four percent (4.0%) plus the interest rate which would be in effect hereunder absent such maturity (the “Default Interest Rate”).

If any payment of principal, interest and any escrow payments required by the Loan Documents shall not be made as the same becomes due and payable, such delinquent payment shall bear a late charge for each month or fraction thereof during which such delinquency exists until the date the Default Interest Rate is assessed on the entire principal sum, equal to the lesser of four percent (4%) of the delinquent payment or the maximum amount which shall be permitted by applicable law. Maker acknowledges that such late charge is fair liquidated compensation to the Holder for the time and expense of dealing with delinquent payments. If such payment shall not be made for ten (10) days after the same becomes due and payable, in addition to the late charge provided for above, interest shall be payable on the whole of the principal sum at the Default Interest Rate for the subsequent duration of such default, whether or not there has been an acceleration of the maturity of this Note.

In the event any one or more of the provisions contained in this Note and/or any of the other Loan Documents shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or any of the other Loan Documents, but this Note and the other Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

The Holder and Maker intend to comply at all times with applicable usury laws. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the Holder hereof hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever interest would otherwise be payable to the Holder hereof in excess of the maximum lawful amount, the interest payable to the Holder hereof shall be reduced automatically to the maximum amount permitted by applicable law. If the Holder hereof shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereunder, such excess shall be refunded to Maker. All interest paid or agreed to be paid to the Holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Maker and the Holder hereof.

Any failure by the Holder hereof to insist upon the strict performance of any of the terms and provisions of this Note or of any of the other Loan Documents shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Holder hereof, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Maker of any and all of the terms and provisions of this Note and the other Loan Documents.

As to this Note and any of the other Loan Documents, Maker and endorsers severally waive all applicable exemption rights, whether under the state Constitution, Homestead laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker or said endorsers.

Should this Note be signed by more than one maker, the singular shall include the plural and all the obligations herein contained shall be the joint and several obligations of each signer hereof.

This Note is secured by a deed to secure debt (the “Mortgage”) of even date herewith upon certain real estate located in Chatham County, State of Georgia, and this Note is to be construed according to the laws of said State and applicable federal laws. The Note, Mortgage and any other instrument securing the Note or otherwise delivered in connection with closing the loan evidenced by this Note are collectively referred to as the “Loan Documents”.

Notwithstanding anything contained herein or in the other Loan Documents, in any action or proceeding brought on this Note or the other Loan Documents, no personal liability shall be claimed or asserted against Maker, or against any of its general partners, limited partners, members, shareholders or officers; provided, however, that nothing in the provisions of this paragraph shall be deemed to limit or impair the enforcement against the premises (the “Premises”) described in the Mortgage, or any other property which may from time to time be given as security for the performance of Maker’s obligations hereunder or under the other Loan Documents, of the Holder’s rights, remedies and recourse under any of such provisions of the Loan Documents with respect to such Premises or other property, nor the enforcement of or liability of maker or any other party under any guaranty, indemnity, certification, undertaking or other Loan Document unless and except as recourse against Maker is expressly limited therein and, provided further that nothing herein shall limit or impair in any manner the Holder’s rights, remedies or recourse against Maker and any other party in respect of, and Maker shall be personally liable for, any damage, loss, claim, expense or liability (including, without limitation, attorneys’ fees), arising from, under or out of any of the following:

(a) the commission of fraud or any material misrepresentation (including a materially incorrect certification) made by Maker or its affiliates in connection with the application for or closing of the loan evidenced hereby;

(b) misappropriation or misapplication of funds associated with the Premises by Maker or its affiliates, or failure to apply funds in accordance with the provisions of the Loan Documents, including, but not limited to, (i) lease security deposits and prepaid rents, (ii) casualty insurance proceeds and condemnation awards, (iii) judgments, settlements or bankruptcy claims for unpaid rent or lease termination and (iv) gross revenues from the Premises not applied to payment of the expenses of the Premises, real estate taxes, debt service and other expenditures required by the Loan Documents, which for this purpose shall be allocable to such revenues on an accrual basis (but without any obligation to reinvest in the Premises funds distributed to Maker or its partners, members or shareholders in compliance with the terms of the Loan Documents);

(c) loss in connection with the Premises not reimbursed by insurance resulting from (i) failure to have in effect insurance policies required by Holder pursuant to the Loan Documents, (ii) the deductible provisions of any required policy or (iii) the successful assertion of any defense or offset by an insurer under any required policy to the extent caused by any willful act or omission of Maker or its affiliates other than a failure of the policy by its terms to cover the loss;

(d) intentional physical waste in connection with the Premises;

(e) removal from the Premises without equivalent replacement of any personal property owned or leased by Maker or its affiliates in violation of any of the Loan Documents; and

(f) forfeiture of the Premises or any part thereof or interest therein under any applicable law; and

MAKER, AND HOLDER BY ITS ACCEPTANCE HEREOF, EACH HEREBY AGREE THAT IN CONNECTION WITH ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THIS NOTE, THE MORTGAGE, THE OTHER LOAN DOCUMENTS, THE RELATIONSHIP OF THE PARTIES HERETO AS HOLDER AND BORROWER, THE PREMISES OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING, THE PARTIES (i) WAIVE ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL (THAT IS, SPECIAL OR INDIRECT) OR PUNITIVE DAMAGES, (ii) AGREE THE SUBSTANTIVE LAW OF THE STATE OF GEORGIA SHALL GOVERN AND (iii) AGREE SUCH WILL BE LITIGATED IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF GEORGIA AND CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURTS, AGREE TO INSTITUTE ANY SUCH LITIGATION IN SUCH COURTS, CONSENT TO SERVICE OF PROCESS BY MAIL AND WAIVE ANY RIGHT EACH MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN SUCH COURTS ARISING OUT OF THE MATTERS DESCRIBED ABOVE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

SAVANNAH HOTEL ASSOCIATES, L.L.C. a Virginia limited liability company

By:	MHI Hospitality, L.P., its sole member

	By:	MHI Hospitality Corporation, its general partner

		By:	/s/ David Folsom
		Name:	David Folsom
		Title:	Chief Operating Officer